Exhibit 11.0          Statement re: Computation of Per Share Earnings (Unaudited)

                    Earnings per share were computed as follows (dollar amounts in thousands except share data):

	Weighted
	Average Per Share

	Income	Shares	Amount

For the six months ended June 30, 2003:
Basic Earnings per Share:
Income available to common stockholders	$1,463	1,461,537	$1.00
Effect of Dilutive Securities:
Stock options		141,484

Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$1,463	1,603,021	$0.91

For the six months ended June 30, 2002:
Basic Earnings per Share:
Income available to common stockholders	$1,397	1,470,907	$0.95
Effect of Dilutive Securities:
Stock options		118,723

Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$1,397	1,589,630	$0.88

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	Weighted
	Average Per Share

	Income	Shares	Amount

For the three months ended June 30, 2003:
Basic Earnings per Share:
Income available to common stockholders	$721	1,466,422	$0.49
Effect of Dilutive Securities:
Stock options		139,703

Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$721	1,606,125	$0.45

For the three months ended June 30, 2002:
Basic Earnings per Share:
Income available to common stockholders	$692	1,476,678	$0.47
Effect of Dilutive Securities:
Stock options		121,253

Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$692	1,597,931	$0.43

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